AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PRINCIPAL LIFE INSURANCE COMPANY
Effective December 30, 2009

ARTICLE I.	mortgage, pledge, lease, exchange, transfer and otherwise
dispose of all or any part of its property and assets; to lend
The name of the corporation is Principal Life Insurance	money to, and otherwise assist its employees, agents,
Company, by which name (or by the name Principal Mutual	officers and directors unless prohibited by law; to purchase,
Life Insurance Company which it may continue to use	take, receive, subscribe for, or otherwise acquire, own,
subject to any applicable law) it shall do business and shall	hold, vote, use, employ, sell, mortgage, lend, pledge, or
have and retain all its property, rights and privileges.	otherwise dispose of, and otherwise use and deal in and
with, shares, options, warrants or other interests in, or
obligations of, other domestic or foreign corporations,
ARTICLE II.	associations, partnerships or individuals, or direct or
indirect obligations of the United States or of any other
The street address of the initial registered office of the	government, state, territory, governmental district or
corporation is 711 High Street, Des Moines, Iowa 50392,	municipality or of any instrumentality thereof unless
and the name of its initial registered agent at that office is	prohibited by law; to make contracts and guarantees and
Gregg R. Narber.	incur liabilities; to lend and borrow money for its corporate purposes, invest and reinvest its funds, and take and hold
real and personal property as security for the payment of
ARTICLE III.	funds so loaned or invested; to acquire or organize
subsidiaries; to conduct its business, carry on its
The purposes of this corporation are and it shall have full	operations, and have offices and exercise the powers
power to engage in, pursue, maintain and transact a	granted in any state, territory, district or possession of the
general life, health and accident insurance and annuity	United States, or in any foreign country; to make donations
business, and to insure other risks, perform other services	for the public welfare, and for religious, charitable, scientific
and engage in other businesses allowed by law. It may	or educational purposes; to pay pensions and establish
issue participating or nonparticipating contracts. It shall	pension plans, pension trusts, profit-sharing plans and
further have the power to enter into contracts with respect	other incentive, insurance and welfare plans for any or all
to proceeds of such insurance, to accept and reinsure risks,	of its directors, officers, agents and employees; to enter
to enter into coinsurance agreements, to issue and perform	into general partnerships, limited partnerships or limited
policies and contracts of all types, including but not limited	liability partnerships whether the corporation be a limited or
to individual and group, to act as trustee or advisor in any	general partner, joint ventures, syndicates, pools,
capacity, and to offer all services, including those of a	associations and other arrangements for carrying on any or
financial, accounting or information technology nature, to	all of the purposes for which the corporation is organized,
all persons, partnerships, corporations and other business	jointly or in common with others; and to have and exercise
organizations, directly or indirectly incidental to its	all powers necessary or convenient to effect any or all of
business. It shall have all the rights, powers and privileges	the purposes for which the corporation is organized.
granted or permitted by the Constitution and laws of the
State of Iowa governing the conduct of insurance
companies and by Subtitle I of Title XIII of the Iowa Code	ARTICLE IV.
and all acts amendatory thereof or additional thereto.
The corporation shall have perpetual existence.
The corporation shall be empowered: To sue and be sued,
complain and defend, in its corporate or assumed name; to
have a corporate seal which may be altered at pleasure,	ARTICLE V.
and to use the same by causing it, or a facsimile thereof, to
be impressed or affixed or in any other manner reproduced;	The private property of the shareholders, directors and
to purchase, take, receive, lease, or otherwise acquire,	other officers and managers of the corporation shall in no
own, hold, improve, use and otherwise deal in and with,	case be liable for corporate debts, but shall be exempt
real or tangible or intangible personal property, or any	therefrom.
interest therein, wherever situated; to sell, convey,

ARTICLE VI.	or exceeds that held by Principal Financial Services. For
purposes of this Section 7, "Voting Stock" means securities
SECTION 1. The aggregate number of shares of stock	of any class or any ownership interest having voting power
which the corporation is authorized to issue is 6,000,000	for the election of directors of the corporation, other than
shares, consisting of (a) 5,000,000 shares of common	securities having voting power only to elect additional
stock, par value $1.00 per share (the "Common Stock"),	directors only because of the occurrence of a contingency.
and (b) 1,000,000 shares of preferred stock, par value	For purposes of the limitations set forth in this Article VI,
$1.00 per share (the "Preferred Stock"), issuable in one or	any issued and outstanding securities of the corporation
more series.	that are convertible into Voting Stock are considered issued and outstanding Voting Stock of the corporation as though
SECTION 2. The Board of Directors of the corporation is	such convertible securities had been converted into Voting
hereby expressly authorized, at any time and from time to	Stock in accordance with their terms.
time, to divide the shares of Preferred Stock into one or
more series, to issue from time to time in whole or in part
the shares of Preferred Stock or the shares of any series	ARTICLE VII.
thereof, and in the resolution or resolutions providing for
the issue of shares of Preferred Stock or of a particular	The corporate powers of the corporation (except as at the
series to fix and determine the voting powers, full or limited,	time otherwise provided by law, these Amended and
or no voting powers, and such designations, preferences	Restated Articles of Incorporation or the By-Laws of the
and relative, participating, optional or other special rights,	corporation) shall be exercised by the Board of Directors,
and qualifications, limitations or restrictions thereof that	and by such officers and agents as the Board of Directors
may be desired, to the fullest extent now or hereafter	may authorize, elect or appoint. Subject to the rights of
permitted by Section 602 of Chapter 490 of Title XII of the	any holders of any class or series of Preferred Stock to
Iowa Code ("Chapter 490"), as amended from time to time,	elect additional directors under specified circumstances,
and the other provisions of these Articles of Incorporation;	the Board of Directors shall consist of not less than nine
provided, however, that in no event shall Preferred Stock	nor more than 21 directors, the number to be determined
have more than one vote per share of Preferred Stock.	from time to time by the shareholders or a majority of the
entire Board of Directors. The Board of Directors, other
SECTION 3. Subject to any other provisions of these	than with respect to those directors who may be elected by
Amended and Restated Articles of Incorporation, holders of	the holders of any class or series of Preferred Stock, shall
Common Stock shall be entitled to receive such dividends	be divided into three classes, as nearly equal numerically
and other distributions in cash, stock or property of the	as possible, determined by terms expiring in successive
corporation as may be declared thereon by the Board of	years. Each director shall serve a term of approximately
Directors from time to time out of assets or funds of the	three years except as otherwise provided or where it is
corporation legally available therefor.	necessary to fix a shorter term in order to preserve
classification. The term of office of each director shall
SECTION 4. No shareholder of the corporation shall be	begin at the annual meeting at which such director is
entitled to exercise any right of cumulative voting.	elected or at the time elected by the Board of Directors. No decrease in the number of directors shall shorten the term
SECTION 5. No shareholder of the corporation shall have	of any incumbent director. Each director shall serve until a
any preemptive or preferential right, nor be entitled as a	successor is duly elected and qualified and shall be eligible
matter of right to subscribe for or purchase any part of any	for re-election. Subject to the rights of any holders of any
new or additional issue of stock of the corporation of any	class or series of Preferred Stock to elect additional
class or series, whether issued for money or for	directors under specified circumstances, any vacancy or
consideration other than money, or of any issue of	vacancies on the Board of Directors may be filled by the
securities convertible into stock of the corporation.	shareholders, by the Board of Directors at any meeting of
the Board of Directors or, if the directors remaining in office
SECTION 6. The corporation shall be entitled to treat the	constitute fewer than a quorum of the Board of Directors,
person in whose name any share of its stock is registered	by the affirmative vote of a majority of directors remaining
as the owner thereof for all purposes and shall not be	in office. The term of office of each director of the
bound to recognize any equitable or other claim to, or	corporation shall not extend beyond the annual meeting of
interest in, such share on the part of any other person,	the corporation next following the date such director attains
whether or not the corporation shall have notice thereof,	age 72, or such younger age as may be established for all
except as expressly provided by applicable law.	directors by the Board of Directors. Members of the Board
of Directors shall not be required to be policyowners of the
SECTION 7. The corporation shall not issue any shares of	corporation.
Voting Stock (as hereinafter defined) of the corporation or
securities convertible into Voting Stock of the corporation to	Subject to the rights of any holders of any class or series of
persons other than Principal Financial Services, Inc.	Preferred Stock to elect additional directors under specified
("Principal Financial Services") if, as a result of such	circumstances, any director may be removed, but only for
issuance, the issued and outstanding Voting Stock of the	cause, at a meeting of shareholders called for that purpose
corporation not held by Principal Financial Services equals	in the manner prescribed by law, upon the affirmative vote
of the holders of a majority of the combined voting power of

the then outstanding stock of the corporation entitled to	ARTICLE VIII.
vote generally in the election of directors.
The corporation shall indemnify directors, officers,
The Board of Directors shall have the power without the	employees and agents of the corporation as provided in
assent or vote of the shareholders of the corporation to	Sections 850 through 858 of Chapter 490, subject to such
adopt such By-Laws and rules and regulations for the	limitations as may be established by the Board of Directors.
transaction of the business of the corporation not	Any repeal or modification of this Article VIII or of Sections
inconsistent with these Amended and Restated Articles of	850 through 858 of Chapter 490 shall not adversely affect
Incorporation or the laws of the State of Iowa, and to	any right of indemnification of a director, officer, employee
amend, alter or repeal such By-Laws, rules and regulations.	or agent of the corporation existing at any time prior to
In addition to any requirements of law and any other	such repeal or modification.
provision of these Articles of Incorporation, the
shareholders of the corporation may adopt, amend, alter or
repeal the By-Laws of the corporation upon the affirmative	ARTICLE IX.
vote of holders of more than 50% of the combined voting
power of the outstanding stock of the corporation entitled to	A director of the corporation shall not be personally liable to
vote generally in the election of directors. Advance notice	the corporation or its shareholders for monetary damages
of nominations for the election of directors and of business	for breach of fiduciary duty as a director, except for liability
to be brought by shareholders before any meeting of	(a) for a breach of the director's duty of loyalty to the
shareholders of the corporation shall be given in the	corporation or its shareholders, (b) for acts or omissions
manner and to the extent provided in the By-Laws of the	not in good faith or which involve intentional misconduct or
corporation. The Board of Directors may fix reasonable	a knowing violation of the law, (c) for a transaction from
compensation of the directors for their services. The Board	which the director derives an improper personal benefit or
of Directors shall elect a President, and shall authorize,	(d) under Section 833 of Chapter 490, as amended from
elect or appoint such other officers, agents or committees	time to time. If Chapter 490 is hereafter amended to
as in their judgment may be necessary or advisable.	authorize the further elimination or limitation of the liability of directors, then the liability of a director of the
A director, in determining what is in the best interests of the	corporation, in addition to the limitation on personal liability
corporation when considering a proposal of acquisition,	provided herein, shall be eliminated or limited to the extent
merger or consolidation of the corporation or a similar	of such amendment, automatically and without any further
proposal, may consider any or all of the following	action, to the maximum extent permitted by law. Any
community interest factors, in addition to consideration of	repeal or modification of the provisions of this Article IX by
the effects of any action on shareholders: (i) the effects of	the shareholders of the corporation shall be prospective
action on the corporation's employees, suppliers, creditors	only and shall not adversely affect any limitation in the
and customers; (ii) the effects of the action on the	personal liability or any other right or protection of a
communities in which the corporation and its subsidiaries	director of the corporation with respect to any state of facts
operate; and (iii) the long-term as well as short-term	existing at or prior to the time of such repeal or
interests of the corporation and its shareholders, including	modification.
the possibility that these interests may be best served by
the continued independence of the corporation.
ARTICLE X.
If on the basis of the community interest factors described
above, the Board of Directors of the corporation determines	Effective as of such time as the Common Stock shall be
that a proposal to acquire or merge the corporation is not in	registered pursuant to the provisions of the Securities
the best interests of the corporation, it may reject the	Exchange Act of 1934, as amended, any action required or
proposal. If the Board of Directors of the corporation	permitted to be taken by the shareholders of the
determines to reject any such proposal, the Board of	corporation must be effected at a duly called annual or
Directors has no obligation to facilitate, to remove any	special meeting of the shareholders of the corporation, and
barriers to or to refrain from impeding the proposal.	the ability of the shareholders to consent in writing to the
Consideration of any or all of the community interest	taking of any action is specifically denied.
factors is not a violation of the business judgment rule or of any duty of the director to the shareholders, or a group of
shareholders, even if the director reasonably determines	ARTICLE XI.
that a community interest factor or factors outweigh the
financial or other benefits to the corporation or a	Amendments to these Articles of Incorporation are subject
shareholder or group of shareholders.	to the approval of the Iowa Insurance Commissioner and
the Iowa Attorney General as provided in Section 508.4 of
Title XIII of the Iowa Code.